资金周转协议

湖北省楚天广播电视信息网络有限责任公司

与

济南有线通网络技术有限责任公司

与

湖北省楚天视讯网络有限公司

二OO九年九月

目录

条款 页码

本借款协议（"本协议"）由下列各方于2009年9月29日在中华人民共和国（"中国"）湖北省武汉市签署。

由

(1) 湖北省楚天广播电视信息网络有限责任公司（"甲方"），系一家根据中国法律成立的法人，注册地址：湖北省武汉市武昌区粮道街紫金村特1号，邮政编码：430071；

(2) 济南有线通网络技术有限责任公司（"乙方"），系一家根据中国法律成立的法人，注册地址：山东省济南市青年东路文教大厦1014室，邮政编码：250004。

及

(3) 湖北省楚天视讯网络有限公司（"丙方"），系一家根据中国法律成立的法人，注册地址：湖北省武汉市武昌区中北路1号楚天都市花园B座12楼。

鉴于：

A. "甲方"、"乙方"系"丙方"之股东，分别持有"丙方"51%和49%之股份。"甲方"、"乙方"以及"丙方"已于2009年9月18日签署《框架协议补充协议二》（与原《框架协议》及《框架协议补充协议一》合称"框架协议"），约定各方合作事宜。

B. 根据"框架协议"之约定，"乙方"应通过"各方"确认的方式向"丙方"提供人民币328,500,000元的资金支持。其中，"乙方"应将人民币79,320,000存入"共管账户"(定义见"框架协议")。

C. 为满足"乙方"日常经营流动资金之需要，"丙方"有意向"乙方"提供周转资金人民币79,320,000（"周转资金"），且"乙方"有意获得该"周转资金"。

D. 根据协商，各方同意"借款"应根据"本协议"的条款及条件办理。

为此，各方达成如下协议：

1. 解释

本文所用标题仅供参考之用，不影响任何条文的含义或解释。本文提及的任一条款或任何附件均是指"本协议"的条款或附件。

2. 借款

2.1 **借款** 各方确认，"丙方"将以"中国"法律许可的形式，用"共管账户"中的资金，向"乙方"提供总额为人民币79,320,000元的"周转资金"，以满足"乙方"日常流动资金之需要。其中，在"乙方"按照《框架协议补充协议二》第3.2条规定向"共管账户"注入资金之后【5】个工作日内，各方应按约定之"共管账户"支出程序将"共管账户"之全部款项汇入"乙方"指定账户中。

2.2 **债务抵销** 各方确认，因向"乙方"提供"周转资金"而产生的债权由"丙方"享有，"丙方"有权自《框架协议补充协议 》第 4.2 条约定之"丙方"应向"乙方"分配之投资回报中直接扣还，即："支持资金"由"乙方"分为等额六期返还，直接从"丙方"自 2009 年起每半年应向"乙方"分配之投资回报中予以相应扣减；惟投资回报超出当期已扣除之部分，仍应继续向"乙方"分配。

各方并确认，在"本协议"第 2.1 条款及第 2.2 条款的安排下，《框架协议补充协议二》所规定的"共管账户"之用途已经得到实现。

2.3 资金占用补偿（利息）作为"丙方"向"乙方"提供"周转资金"之条件，"乙方"同意除按第 2.2 条扣还"周转资金"外，还应向"丙方"支付总计人民币 10,000,000 元的资金占用补偿（利息）。其中：

2.3.1 在"乙方"收到"周转资金"后 5 个工作日内支付人民币 7,000,000 元；

2.3.2 在全部"周转资金"扣还完毕之后 5 个工作日内支付人民币 3,000,000 元。

并且，根据各方协商，本条约定之资金占用补偿（利息），可从"丙方"应向"乙方"分配之净利润中予以扣除。

2.4 **效力** 本处借款安排构成对"框架协议"之补充。惟"本协议"同"框架协议"的约定有不一致的，以"本协议"为准。

3. **"甲方"及"丙方"之承诺**

"甲方"及"丙方"对"乙方"作如下承诺：

3.1 立即将已发生的可能实质影响其资产、义务、权利及运营之情况以书面形式通知"乙方"；

3.2 严格遵守"本协议"及"框架协议"之规定，并履行该等协议项下的所有义务，不进行任何可能影响该等协议的有效性或可强制执行性的作为或不作为；

4. **违约**

发生下列任何一个或多个事件都将构成对"本协议"的违约：

4.1 任何一方实质性违反"本协议"的条款，或未能在任一实质方面履行其在"本协议"项下的义务，且在收到另一方要求补救的书面通知后 10 日内未能补救上述违约或不履约行为；及

4.2 "本协议"任一方的声明或保证在任一实质方面被证明是或成为虚假的或具误导性的。

若任一方违反"本协议"，其应就其违约行为对他方造成的任何及全部损害承担赔偿责任。

5. 保密

5.1 保密义务 各方应保护和保持一切"保密信息"的秘密性。除非获得其他各方的事先书面同意，任何一方不得向第三方披露任何"保密信息"，除非该披露是由法律强制要求的，或是根据有管辖权之法院、政府机构的命令而作出的。在这种情况下，被要求披露"保密信息"的一方应立即通知另一方，并采取一切可能的措施，以使上述披露能够在尽可能小的范围内进行，并向受披露的人员告知保密的义务。

5.2 有关终止的义务 一旦"本协议"终止，任何一方均应将载有"保密信息"的任何文件、资料、数据库、设备或软件，按另一方的要求立即交付另一方；如果因任何原因使得上述交付成为不可能，则该一方应立即销毁全部"保密信息"，并从任何记忆设备中删除该"保密信息"。任何一方均不得在"本协议"终止之后以任何方式继续使用"保密信息"。

5.3 无时间限制 除非该"保密信息"已经为公众所知，而该"保密信息"的公开并不是因为任何一方的违约所造成，本条所规定的保密责任没有时间的限制，并在"本协议"终止后继续有效。

6. 管辖法律与争议解决

6.1 管辖法律 "本协议"应受"中国"法律约束，并根据"中国"法律解释。

6.2 协商及调解 由"本协议"产生的任何争议应首先由各方尝试通过友好协商或调解的方式予以解决。

6.3 仲裁 如果争议于协商开始后30天内无法通过上述方式解决的，任一方有权将争议提交至中国国际经济贸易仲裁委员会进行仲裁，由3名仲裁员根据该仲裁委员会其时有效的规则作出仲裁裁决。仲裁应在北京以中文进行。仲裁裁决是终局的，对各方均具有约束力。仲裁费用应根据仲裁员之裁定进行分担。

7. 附则

7.1 通知 任何通知及其他通讯均应以书面形式以英文及中文作出，并以专人递送（包括快递）、邮件或传真的方式送达至下列地址。根据以下原则确认通知送达日期：（a）若用传真形式发送，以相应的发文记录里显示的时间为准，除非传送时间为下午五时以后或发送日在传真接收地为非工作日，则接收日期应视为传真接收地的下一个营业日；（b）若通过专人递送（包括快递），以收件方签收的日期为准；或（c）若以挂号信发送（包括特快专递），以邮局开出收据7日后为准。

致"甲方" ： 湖北省楚天广播电视信息网络有限责任公司

地址 ：
电话 ：
传真 ：
收件人 ：

致"乙方" ： 济南有线通网络技术有限责任公司

地址 ：
电话 ：
传真 ：
收件人 ：

致"丙方" ： 湖北省楚天视讯网络有限公司

地址 ：
电话 ：
传真 ：
收件人 ：

7.2 **全部协议** "本协议"构成各方在"本协议"规定事项方面的全部协议，取代之前的任何讨论、商议和相关协议。

7.3 **修改** 只有经各方签署书面协议并作为"本协议"之附件的，"本协议"才能修改。如果法律要求，各方应对修改的生效获得全部相关机关的必要批准。

7.4 **无弃权** 除非各方书面协议，一方行使"本协议"或任何相关协议下权利、权力或特权的任何失误或延迟都不构成一项弃权；任何权利、权力或特权的单方或部分行使亦不排除将来的权利。

7.5 **可分性** "本协议"是可分的，"本协议"任一具体条款的无效性不应影响"本协议"的其他条款的效力和可执行性。

7.6 **承继者** "本协议"应对"本协议"各方及其各自的继承人和许可的受让人具有约束力。

7.7 **转让** 未经"乙方"事先书面同意，"丙方"不得转让其在"本协议"项下的任何权利义务。"乙方"可以在任何时候将其在"本协议"下的所有或任何权利和义务转让给任何第三人。

7.8 **语言及版本** "本协议"以中文制成正本一式三份。每份正本均具有同等效力，各方应各执一份正本。

[以下无正文]

鉴此，"本协议"由各方或其正式授权代表于文首所书之日签署，以昭信守。

甲方：

湖北省楚天广播电视信息网络有限责任公司

签　　署：

姓　　名：

职　　务：

乙方：

济南有线通网络技术有限责任公司

签　　署：

姓　　名：

职　　务：

丙方：

湖北省楚天视讯网络有限公司

签　　署：

姓　　名：

职　　务：

[English Reference Translation]

Loan Agreement

by and among

Hubei Chutian Broadcasting and Television Network Co., Ltd.

and

Jinan Youxiantong Network Technology Co., Ltd.

and

Hubei Chutian Video & Information Network

September 2009

TABLE OF CONTENTS

Article **Page**

This **LOAN AGREEMENT** (**Agreement**) is entered into on [•] September 2009 in Wuhan, Hubei, People's Republic of China (**PRC**), by and among

(1) **Hubei Chutian Broadcasting and Television Network Co., Ltd.** (Party A), a legal entity established under the laws of the PRC with its registered address at Special No.1 Zijin Village, Liangdao Street, Wuchang District, Wuhan City, Hubei 430071, PRC;

(2) **Jinan Youxiantong Network Technology Co., Ltd.** (Party B), a legal entity established under the laws of the PRC with its registered address at Suite 1014 Wenjiao Tower, Qingnian East Road, Jinan City, Shandong 250004, PRC; and

(3) **Hubei Chutian Video & Information Network** (Party C), a legal entity established under the laws of the PRC with its registered address at Building 12, Tower B of Chutian Dushi Garden, Zhongbei Road, Wuchang District, Wuhan City, Hubei, PRC.

Recitals:

A. Party A and Party B respectively hold 51% and 49% of the shares of Party C. On [•] September 2009, the Parties executed the Supplementary Agreement II to the Framework Agreement (together with the Framework Agreement and Supplementary Agreement I to the Framework Agreement, the **Framework Agreement**) with regard to the cooperation among the Parties.

B. According to the Framework Agreement, Party B shall extend to Party C RMB 328.5 million in financial support by a method agreed to by the Parties, of which RMB 79.32 million shall be deposited into the Escrow Account (as defined in the Framework Agreement) by Party B.

C. Party C intends to provide a RMB 79.32 million loan to Party B (**Loan**) to satisfy Party B's daily working capital requirements, which Party B is willing to accept.

D. Pursuant to consultations among the Parties, they have agreed that the Loan shall be provided in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. INTERPRETATIONS

All headings used are for reference purposes only and do not affect the meaning or interpretation of any provision. Any reference to an Article or Appendix is to an article or appendix of this Agreement.

2. LOAN

2.1 **Loan.** The Parties acknowledge that Party C shall extend the Loan to Party B from the funds in the Escrow Account, by a method permitted under PRC law, to meet Party B's daily working capital requirements. Within [***five***] working days after the deposit of the working capital into the Escrow Account by Party B pursuant to Article 3.2 of the Supplementary Agreement II to the Framework Agreement, the Parties shall remit all funds in the Escrow Account into an account designated by Party B, in accordance with the agreed upon procedures for the use of the funds in the Escrow Account.

2.2 **Set-off of Debt.** The Parties acknowledge that Party C will have the right of repayment for the extension of the Loan to Party B. Party C has the right to directly set-off such repayment against the investment returns to be distributed to Party B by Party C according to Article 4.2 of the Supplementary Agreement II to the Framework Agreement. The Loan shall be repaid in six equal installments every six months starting from 2009, by setting off the investment returns to be distributed to Party B by Party C. Any investment returns in excess of the amounts to be set-off for the same period shall be distributed to Party B.

The Parties acknowledge that the purpose of the Escrow Account, as set forth in the Supplementary Agreement II to the Framework Agreement, shall be fulfilled through the arrangement under Articles 2.1 and 2.2.

2.3 **Interest.** As a condition for the provision of Loan, Party B agrees that, in addition to the repayment of Loan through setting off its investment returns pursuant to Article 2.2, it shall also pay RMB 10 million in interest to Party C, of which:

2.3.1 RMB 7 million shall be paid within five working days after receipt of the Loan by Party B; and

2.3.2 RMB 3 million shall be paid within five working days after the complete set-off of the Loan.

Pursuant to the agreement of the Parties, the interest set forth in this Article 2.3 may be set-off from the investment returns to be distributed to Party B by Party C.

2.4 **Validity**. The Loan arrangement set forth in this Article 2 supplements the Framework Agreement. If there is any discrepancy between the provisions of this Agreement and those

of the Framework Agreement, the provisions of this Agreement shall prevail.

3. UNDERTAKINGS OF PARTY A AND PARTY C

Party A and Party C hereby undertake the following with respect to Party B:

3.1 They will promptly notify Party B in writing of the occurrence of any event which has materially affected or may materially affect their assets, obligations, rights or operations.

3.2 They will strictly comply with the provisions of this Agreement and the Framework Agreement, perform all of their respective obligations, and will not conduct any act or omission that may affect the validity or enforceability of these agreements.

4. DEFAULT

An event of default is deemed to have occurred if any of the following were to apply to any of the Parties:

4.1 any Party materially violates this Agreement or fails to perform its obligations hereunder in any material aspect, and fails to remedy such violation or failure within 10 days after receipt of a written notice from another Party demanding the same; or

4.2 any of the representations or warranties of any of the Parties prove to be or become false or misleading in any material aspect.

If any Party violates this Agreement, it shall indemnify the other Parties for any and all damages arising from such violation.

5. CONFIDENTIALITY

5.1 **Confidentiality Obligations.** The Parties shall protect and maintain the confidentiality of all confidential information. Without the prior written consent of the other relevant Party or Parties, no Party shall disclose any Confidential Information to any third party unless the disclosure is required by law or an order of a court or government department with competent jurisdiction. Under such circumstances, the Party required to disclose the confidential information shall notify the other relevant Party or Parties immediately, shall take all possible measures to minimize the disclosure, and shall notify the persons to whom the confidential information is being disclosed of the confidentiality obligations herein.

5.2 **Obligations upon Termination.** Upon the termination of this Agreement, each Party shall, at the request of the other relevant Party or Parties, return any document, material, database, equipment, or software containing confidential information to such Party or Parties. If, for any reason, such documents, materials, databases, equipment, or software cannot be returned, the Parties shall destroy all the confidential information and delete the confidential information from any memory devices. No Party shall be permitted to continue using confidential information in any manner after the termination of this Agreement.

5.3 **No Time Limit.** There is no time limit to the confidentiality obligations stipulated in this Article. These obligations will survive the termination of this Agreement unless the Confidential Information is disclosed to the public for reasons other than the breach of this Agreement by any Party.

6. GOVERNING LAW AND DISPUTE RESOLUTION

6.1 **Governing Law.** This Agreement shall be governed by and construed in accordance with laws of the PRC.

6.2 **Consultation and Mediation.** If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve it through friendly consultations or mediation.

6.3 **Arbitration.** If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, any Party may submit it to the China International Economic and Trade Arbitration Commission in Shanghai for arbitration before three arbitrators in accordance with the commission's then–current rules. The language of the arbitration shall be Chinese. The arbitral award shall be final and binding on the Parties. The cost of the arbitration shall be allocated as determined by the arbitrators.

7. MISCELLANEOUS

7.1 **Notices.** All notices or other communications hereunder shall be written in both English and Chinese, and delivered in person (including by courier), by first class mail or facsimile to the addresses set forth below. A notice shall be deemed to have been delivered (a) on the date recorded in the transmission record in the case of a facsimile, unless delivery is made after 5 pm or the delivery date is not a business day in the place of receipt, in which case delivery shall be deemed to occur on the following business day in the place of receipt; (b) on the date of signing of the delivery receipt in the case of delivery in person (including by courier); or (c) on the seventh day after issuance of receipt by the post office in the case of registered mail (including express mail);

If to Party A: **Hubei Chutian Broadcasting and Television Network Co., Ltd**.
Address:
Telephone:
Fax:
Attention:

If to Party B: **Jinan Youxiantong Network Technology Co., Ltd.**
Address:
Telephone:
Fax:
Attention:

If to Party C: **Hubei Chutian Video & Information Network**

Address:
Telephone:
Fax:
Attention:

7.2 **Entire Agreement.** This Agreement constitutes the entire agreement among the Parties in respect of the matters hereof, and shall supersede any previous discussions, negotiations and agreements related thereto.

7.3 **Amendment.** This Agreement may be amended only by a written agreement signed by the Parties, which amendment shall be attached to this Agreement as an Appendix. If required by law, the Parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

7.4 **No Waiver.** Unless otherwise agreed upon by the Parties in writing, any failure or delay on the part of any party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

7.5 **Severability.** The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.6 **Successors.** This Agreement shall be valid and binding on the Parties, their successors and permitted assigns.

7.7 **Assignment.** Party C shall not assign any of its rights or obligations hereunder without the prior written consent of Party B. Party B may assign any of its rights or obligations hereunder to a designee at its discretion.

7.8 **Languages and Versions.** This Agreement is executed in Chinese in three originals. Each original shall have equal legal effect. Each Party shall retain one original for its records.

[*The space below has been intentionally left blank.*]

IN WITNESS WHEREOF, each of the Parties have executed or caused this Agreement to be executed by its duly authorized representative on the date first above written.

For and on behalf of

Party A: Hubei Chutian Broadcasting and Television Network Co., Ltd.

By: ______________________
Name:
Title:

For and on behalf of

Party B: Jinan Youxiantong Network Technology Co., Ltd.

By: ______________________
Name:
Title:

For and on behalf of

Party C: Hubei Chutian Video & Information Network

By: ______________________
Name:
Title: